Exhibit 32.1

CERTIFICATION OF
CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
UNDER SECTION 906 OF THE
SARBANES OXLEY ACT OF 2001, 18 U.S.C. § 1350

In connection with the Annual Report of Nexeo Solutions, Inc. (the “Company”) on Form 10-K for the fiscal year ended September 30, 2016, as filed with the Securities and Exchange Commission on December 8, 2016 (the “Report”), as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, David A. Bradley, Chief Executive Officer, Nexeo Solutions, Inc., and Ross J. Crane, Chief Financial Officer, Nexeo Solutions, Inc., certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge:

(a)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(b)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: December 8, 2016	By:	/s/ David A. Bradley
	Name:	David A. Bradley
	Title:	Chief Executive Officer (Principal Executive Officer)

Date: December 8, 2016	By:	/s/ Ross J. Crane
	Name:	Ross J. Crane
	Title:	Chief Financial Officer (Principal Financial Officer)